Guaranteed Lifetime Withdrawal Benefit Rider Schedule

(“GLWB Rider Schedule”)

Rider Issue Date:	MONTH DAY, YEAR

Initial GLWB Base:	$100,000.00

Rollup Rate:	X.XX%

Rollup Rate Period End Date:	10th Contract Anniversary

Earliest Annual Benefit Commencement Date:	MONTH DAY, YEAR

Lifetime Withdrawal Age:	59 1/2

Withdrawal Rate and Lifetime Guarantee Rate:

Age at Annual Benefit Commencement Date	Contract Year	Withdrawal Rates Account Value is greater than $0		Lifetime Guarantee Rates Account Value is $0
		Single Life	Joint Life	Single Life	Joint Life
59 1/2 – 64	1-5	X.XX%	X.XX%	X.XX%	X.XX%
	6	X.XX%	X.XX%	X.XX%	X.XX%
	7	X.XX%	X.XX%	X.XX%	X.XX%
	8	X.XX%	X.XX%	X.XX%	X.XX%
	9	X.XX%	X.XX%	X.XX%	X.XX%
	10	X.XX%	X.XX%	X.XX%	X.XX%
	11+	X.XX%	X.XX%	X.XX%	X.XX%
65 – 74	1-5	X.XX%	X.XX%	X.XX%	X.XX%
	6	X.XX%	X.XX%	X.XX%	X.XX%
	7	X.XX%	X.XX%	X.XX%	X.XX%
	8	X.XX%	X.XX%	X.XX%	X.XX%
	9	X.XX%	X.XX%	X.XX%	X.XX%
	10	X.XX%	X.XX%	X.XX%	X.XX%
	11+	X.XX%	X.XX%	X.XX%	X.XX%
75+	1-5	X.XX%	X.XX%	X.XX%	X.XX%
	6	X.XX%	X.XX%	X.XX%	X.XX%
	7	X.XX%	X.XX%	X.XX%	X.XX%
	8	X.XX%	X.XX%	X.XX%	X.XX%
	9	X.XX%	X.XX%	X.XX%	X.XX%
	10	X.XX%	X.XX%	X.XX%	X.XX%
	11+	X.XX%	X.XX%	X.XX%	X.XX%

Automatic Step-Up Date:	Every Contract Anniversary

Maximum Automatic Step-Up Age:	90

Rider Fee Rate:	X.XX%

Rider Charge Date:	Every Contract Anniversary

Minimum Spousal Age:	Spouse’s Date of Birth may not be more than 10 years after your Date of Birth.

5-4-CGLWB-B-4 (07/24)

Transfer Requirements:

During the Accumulation Period you may only make a transfer to any available Allocation Option during the Transfer Period, subject to availability. The effective date of such transfer is the Term Start Date to which the transfer is made.

At the Term End Date, the Allocation Options will automatically be renewed into the same Allocation Option unless you elect to transfer into a different Allocation Option. If the same Allocation Option is no longer available at the end of the existing Term, these amounts will automatically transfer into the Fixed Account, if available.

If the Fixed Account is not available, these amounts will automatically transfer to the Holding Account unless otherwise directed by you.

Allocation Options Available After the Annual Benefit Commencement Date:	At the Term End Date, you may transfer the Account Value attributable to the Allocation Options to one or more of the Allocation Options Available After the Annual Benefit Commencement Date.

The following Allocation Options are available after the Annual Benefit Commencement Date:

Fixed Account
Fixed Interest Term: 1 Year

Shield Options
Term	Index
Shield 25
1 Year Term	S&P 500® Index S&P 500® Index Step Rate S&P 500® Index Step Rate Edge Russell 2000® Index MSCI EAFE Index Nasdaq-100 Index®
3 Year Term	S&P 500® Index Russell 2000® Index MSCI EAFE Index Nasdaq-100 Index®
6 Year Term	S&P 500® Index Russell 2000® Index MSCI EAFE Index Nasdaq-100 Index
Shield 15
1 Year Term	S&P 500® Index S&P 500® Index Step Rate S&P 500® Index Step Rate Edge Russell 2000® Index MSCI EAFE Index Nasdaq-100 Index®
2 Year Term	S&P 500® Index S&P 500® Index Step Rate S&P 500® Index Step Rate Edge Russell 2000® Index MSCI EAFE Index Nasdaq-100 Index®
3 Year Term	S&P 500® Index Russell 2000® Index MSCI EAFE Index Nasdaq-100 Index®
6 Year Term	S&P 500® Index Russell 2000® Index MSCI EAFE Index Nasdaq-100 Index®

5-4-CGLWB-B-4 (07/24)

Shield 10
1 Year Term	S&P 500® Index S&P 500® Index Step Rate S&P 500® Index Step Rate Edge Russell 2000® Index MSCI EAFE Index Nasdaq-100 Index®
2 Year Term	S&P 500® Index S&P 500® Index Step Rate S&P 500® Index Step Rate Edge Russell 2000® Index MSCI EAFE Index Nasdaq-100 Index®
3 Year Term	S&P 500® Index Russell 2000® Index MSCI EAFE Index Nasdaq-100 Index®
6 Year Term	S&P 500® Index Russell 2000® Index MSCI EAFE Index Nasdaq-100 Index®

5-4-CGLWB-B-4 (07/24)